__________________, 2005

Beacon Power Corporation
Attn: President
234 Ballardvale Street
Wilmington, MA  01887

                  Re:  Letter Agreement by NxtPhase Shareholder

Dear Sirs:

     In order to induce Beacon Power Corporation, a Delaware corporation ("Beacon"), to execute the Arrangement Agreement dated April 22, 2005 (the "Arrangement Agreement") by and among Beacon, Beacon Acquisition Co., a Nova Scotia unlimited liability company, and NxtPhase T&D Corporation, a Canadian corporation ("NxtPhase"), and to issue to the undersigned shareholder of NxtPhase (the "Shareholder") shares of common stock, $0.01 par value per share, of Beacon (the "Beacon Shares") pursuant to the Arrangement Agreement, (1) the Shareholder represents, warrants and covenants as set forth in the attached Exhibit A and (2) the Shareholder agrees to the provisions set forth in the attached Exhibit B.

     The Shareholder acknowledges and agrees that, in accordance with that certain Investor Rights Agreement dated as of November 12, 2004 (the "Investor Rights Agreement") by and among NxtPhase and the holders of Class A preferred shares of NxtPhase, the Option (as defined in the Investor Rights Agreement) was duly assigned by Perseus 2000, L.L.C., a Delaware limited liability company, to Beacon on April 22, 2005. The Shareholder further agrees that Beacon may enforce the Shareholder's obligations related to the Option as if Beacon were a direct party to such Option. In the event of any conflict between the terms and conditions of the Arrangement Agreement and the terms and conditions of the Option, the terms and conditions of the Arrangement Agreement shall prevail.

     The Shareholder has carefully read this Letter Agreement, including all exhibits attached hereto (this "Letter Agreement"), and discussed its requirements, to the extent the Shareholder believes necessary, with its counsel and with counsel for NxtPhase. The Shareholder also acknowledges that Beacon is relying on this Letter Agreement as an inducement in its entering into the Arrangement Agreement.

     The Shareholder understands that Beacon is entering into letter agreements substantially similar to this Letter Agreement with certain other NxtPhase shareholders. This Letter Agreement and any other documents entered into by the Shareholder as requested by Beacon in connection herewith will be voidable ab initio at the instance of the Shareholder and have no force and effect if:

     1. the transactions contemplated in the Arrangement Agreement are not consummated as contemplated therein or the Arrangement Agreement is for any reason terminated;

     2.   Section  2.1  of  and  Schedule  A to the  Arrangement  Agreement  are
          amended,   restated,   changed,   revised  or  replaced   without  the
          Shareholder's prior written consent; or

     3. any of the letter agreements with Perseus 2000, L.L.C., El Dorado Investment Company or Working Opportunity Fund (EVCC) Ltd. are amended, restated or terminated.

     In consideration of the Shareholder executing this Letter Agreement, Beacon undertakes to promptly advise the Shareholder in writing of the occurrence of any of the events listed in items 1 to 3 in the immediately preceding paragraph.

     Each of Beacon, NxtPhase and the Shareholder acknowledge and agree that the Arrangement Agreement does not confer any rights or remedies upon any person other than Beacon and NxtPhase and their respective successor and permitted assigns; provided, however, that (a) the provisions in Section 2.1 of the Arrangement Agreement concerning the issuance of such number of Beacon Shares to the Shareholder calculated pursuant to the Exchange Value and (b) the provisions of Schedule A are intended for the benefit of the Shareholder.

     This Letter Agreement is binding upon each of the parties hereto including each of its predecessors, successors, parents, subsidiaries, agents, servants, employees, insurers, heirs and permitted assigns.

                                                     Very truly yours,

------------------------------              ------------------------------------
Jurisdiction of Residence                   Print Name of Shareholder

                                            ------------------------------------
                                            Signature

------------------------------              ------------------------------------
No. of NxtPhase Common Shares held          Address

------------------------------
No. of NxtPhase Class A Shares held

Agreed and accepted as of the first date written above:

BEACON POWER CORPORATION

By:_________________________________
Name:
Title:

NXTPHASE T&D CORPORATION

By:________________________________
Name:
Title:

                                    Exhibit A

                   Representations, Warranties, and Covenants

     (a) The Shareholder has good and marketable title, free and clear of any and all liens, encumbrances or security interests, to all of the shares of capital stock of NxtPhase (the "NxtPhase Shares") surrendered by the Shareholder to Beacon pursuant to the plan of arrangement contemplated by the Arrangement
Agreement (the "Plan of Arrangement"), and has the full right, power and authority to surrender such NxtPhase Shares to Beacon pursuant to the Plan of Arrangement. The Shareholder is the holder of such number of NxtPhase Shares (both NxtPhase Class A shares and common shares) as set forth opposite its or his address above.

     (b) In the event the Shareholder is a Rule 145 Affiliate (as defined in the Arrangement Agreement), the Shareholder acknowledges and agrees that Beacon shall be entitled to place appropriate legends on the certificates evidencing any Beacon Shares to be received by such Rule 145 Affiliate pursuant to the terms of the Arrangement Agreement reflecting the restrictions set forth in Rule 145 promulgated by the Securities Act of 1933, as amended, and to issue appropriate stop transfer instructions to the transfer agent for Beacon Shares. Beacon hereby agrees to use its commercially reasonable efforts to take whatever steps are reasonably necessary to ensure that all Beacon Shares issued or issuable to the Shareholder are freely tradable and unrestricted and that it will maintain its listing on a stock exchange for ten years hereafter.

     (c) The Shareholder is a resident in the jurisdiction set forth opposite its name above.

     (d) The Shareholder acknowledges receipt of a copy of the final Arrangement Agreement. The Shareholder represents to Beacon, to the best of its "Knowledge" (as defined below), that no statement contained in Sections 3.2(a)-(c), (d) (other than as a result of the Perseus Financing as defined in the Arrangement Agreement), (e), (f), (h)-(j), (l), (o), (t) and (x) of the Arrangement Agreement contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading that would result in a Material Adverse Change (as defined in the Arrangement Agreement) to Beacon. The Shareholder covenants to provide to Beacon, within five (5) days of the receipt of the final joint proxy statement/prospectus of Beacon and NxtPhase on Form S-4 (the "Registration Statement"), a representation as to the accuracy of the statements in the Registration Statement as follows: To the best of the Shareholder's Knowledge, no statement contained in the Registration Statement relating to the Shareholder furnished by the Shareholder to Beacon in writing expressly for use in the Registration Statement contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. As used in this Section
(d),  "Knowledge" with respect to the Shareholder  means the actual knowledge of
___________.

     (e) In consideration of the covenants and promises contained in the Arrangement Agreement, including the issuance of the Beacon Shares by Beacon, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholder, including its respective predecessors, successors, parents, subsidiaries, agents, servants, employees, attorneys, insurers, heirs and assigns, does hereby release, remise and forever discharge NxtPhase, including its predecessors, successors, parents, subsidiaries, agents, servants, employees, attorneys, insurers, heirs and assigns from any and all debts, actions, causes of actions, suits, accounts, covenants, contracts, agreements, tort, damages and any and all claims, demands and liabilities whatsoever, of every name and nature, whether known or unknown, suspected or claimed, whether the Shareholder now has or ever had against NxtPhase (collectively, the "Claims") since the beginning of time to the date of this Letter Agreement, both at law and in equity, including but not limited to any rights to receive dividends, vote, rights of first refusal to obtain or purchase shares or securities of NxtPhase and rights related to the board of directors of NxtPhase, to the extent existing with respect to, arising out of, or relating to, the Shareholder's having owned or had the right to acquire securities of NxtPhase; provided, however, the foregoing release shall not apply to any Claim relating to Section (d) above. The Shareholder agrees to reconfirm the release set forth in this Section (e) as of the date the arrangement, as contemplated by the Arrangement Agreement, becomes effective, as shown on the certificate of arrangement to be issued to NxtPhase (the "Effective Date").

     (f) In the event the Shareholder is a resident of, or its principal place of business is located in, British Columbia or Ontario, the Shareholder agrees that the Beacon Shares are subject to the restrictions set forth in Multilateral Instrument 45-102 "Resale of Securities," as adopted by the British Columbia Securities Commission and the Ontario Securities Commission, respectively. Beacon hereby agrees to use commercially reasonable efforts to take whatever steps are reasonably necessary to ensure that an exemption, if available, is obtained from the British Columbia Securities Commission and Ontario Securities Commission.

     (g) In the event the Shareholder is a resident of, or its principal place of business is located in, Quebec, the Shareholder agrees that its participation in the Plan of Arrangement is subject to regulatory approval in Quebec. Beacon hereby agrees to use its commercially reasonable efforts to take whatever steps are reasonably necessary to ensure that an exemption is obtained from the Autorite des marches financiers.

     (h) The Shareholder hereby agrees that, in the event of any conflict between the terms and conditions of the Arrangement Agreement and the terms and conditions of the Option, the terms and conditions of the Arrangement Agreement shall prevail. For the avoidance of doubt, (i) the Exchange Value (as defined and calculated as set forth in the Arrangement Agreement) shall determine the number of Beacon Shares issuable to the Shareholder as provided in the Arrangement Agreement and (ii) Section 7.4 of the Investor Rights Agreement shall remain in full force and effect.

     (i) The Shareholder covenants and agrees to execute, upon reasonable request, any additional documents, transfers and other assurances as may be reasonably necessary or desirable to complete the exchange of certificate(s) representing NxtPhase Shares for Beacon Shares.

                                    Exhibit B

                                 Indemnification

     1.1 Indemnification by the Shareholder. The Shareholder shall indemnify Beacon in respect of, and hold it harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, reasonable costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other reasonable expenses of litigation) (collectively, "Damages") incurred or suffered by Beacon resulting from, relating to or constituting:

     (a) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Shareholder contained in this Letter Agreement or in any agreement, representation or other document which the Shareholder has with or delivers to NxtPhase and/or Beacon, resulting in a Material Adverse Change (as defined in the Arrangement Agreement) to Beacon; or

     (b) any failure of the Shareholder to have good, valid and marketable title to the NxtPhase Shares exchanged for Beacon Shares, free and clear of all security interests, liens and encumbrances.

     1.2 Indemnification Claims.

     (a) General. In order to seek indemnification under this Exhibit B, Beacon (the "Indemnified Party") shall give written notice (a "Claim Notice") to the party from whom indemnification is sought (an "Indemnifying Party") which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, if reasonable to determine, (ii) a reasonable explanation of the basis for indemnification pursuant to this Exhibit B, and (iii) a demand for payment in the amount of such Damages, if reasonable to determine.

     (b) By Third Parties in Suits/Proceedings. The Indemnified Party shall give written notification to the Indemnifying Party of the commencement of any suit or proceeding relating to a third party claim for which indemnification pursuant to this Exhibit B may be sought (a "Third Party Claim"). Such notification shall be given promptly after receipt by the Indemnified Party of notice of such suit or proceeding, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure.

     The Indemnified Party shall control the defense of any Third Party Claim. The Indemnifying Party may participate therein at its own expense. The Indemnified Party shall keep the Indemnifying Party advised of the status of such suit or proceeding and the defense thereof. The Indemnifying Party shall furnish the Indemnified Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Indemnified Party in the defense of such suit or proceeding. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the "Representative" (as defined below), which shall not be unreasonably withheld or delayed. As used herein, "Representative" shall mean El Dorado Investment Company or such other shareholder of NxtPhase designated in writing by all other shareholders of NxtPhase who have signed Letter Agreements with Beacon similar to that to which this Exhibit is attached. A change in the Representative shall be effective on the date the Indemnified Party receives written notice thereof.

     (c) Procedure for Claims Not Made by Third Parties. Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying
Party: (i) agrees that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by delivery of an appropriate number of Beacon shares, computed as described in
Section 1.4, below), (ii) agrees that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response shall be accompanied by a payment by the Indemnifying Parties to the Indemnified Party of the Agreed Amount, by delivery of an appropriate number of Beacon shares, computed as described in Section 1.4, below), or (iii) disputes that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall follow the procedures set forth below in this1.2(c) for the resolution of such dispute (a "Dispute").

     During the 60-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 60-day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to a mutually acceptable alternative dispute resolution procedure (which may be binding or non-binding upon the parties, as they agree in advance) (the "ADR Procedure"). In the event the Indemnifying Party and the Indemnified Party agree upon an ADR Procedure, such parties shall, in consultation with the chosen dispute resolution service (the "ADR Service"), promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure. The provisions of this 1.2(c) shall not obligate the Indemnifying Party and the Indemnified Party to pursue an ADR Procedure or prevent such parties from pursuing the Dispute in a court of competent jurisdiction; provided, that, if the Indemnifying Party and the Indemnified Party agree to pursue an ADR Procedure, neither the Indemnifying Party nor the Indemnified Party may commence litigation or seek other remedies with respect to the Dispute prior to completion of such ADR Procedure. Any ADR Procedure undertaken by the Indemnifying Party and the Indemnified Party shall be considered a compromise negotiation for purposes of federal and state rules of evidence, and all statements, offers, opinions and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the Indemnifying Party, the Indemnified Party or the ADR Service shall be treated as confidential and, where appropriate, as privileged work product. Such statements, offers, opinions and disclosures shall not be discoverable or admissible for any purposes in any litigation or other proceeding relating to the Dispute (provided that this sentence shall not be construed to exclude from discovery or admission any matter that is otherwise discoverable or admissible). The fees and expenses of any ADR Service used by the Indemnifying Party and the Indemnified Party shall be shared equally by the Indemnifying Party and the Indemnified Party.

     (d) Third party Issues When No Lawsuit. Notwithstanding the other provisions of this Section 1.2, if a third party asserts (other than by means of a lawsuit covered by clause (b)) that the Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which the Indemnified Party may be entitled to indemnification pursuant to this Exhibit B, and the Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) the Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) the Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Exhibit B, and (iii) the Indemnified Party shall be reimbursed, in accordance with the provisions of this Exhibit B, for any such Damages for which it is entitled to indemnification pursuant to this Exhibit B (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Exhibit B).

     1.3 Survival of Representations and Warranties. All representations and warranties and covenants (including, without limitation, the covenants in
Section 1.4 below) contained in this Letter Agreement shall survive the Effective Date and expire on the date 24 months following the Effective Date. If an Indemnified Party delivers to the Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result of a legal proceeding instituted by or written claim made by a third party, the Indemnified Party reasonably expects to incur Damages as a result of a breach of such representation or warranty (an "Expected Claim Notice"), then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party.

     1.4 Limitations.

     (a) Notwithstanding any provision contained herein, or in any other document executed by the Shareholder in connection herewith or the Arrangement Agreement, the Shareholder shall not be liable to Beacon or its predecessors, successors, parents, subsidiaries, agents, servants, employees, insurers, heirs and assigns:

     (i) pursuant to Section 1.2(b) for any individual claim that is less than $_______,

     (ii) for any claim by Beacon unless the aggregate of all claims by Beacon against the Shareholder exceeds $________,

     (iii) to pay cash to Beacon, it being understood that Beacon's claims for all amounts shall be satisfied by the Shareholder returning to Beacon a number of Beacon Shares equal to the amount of the Damages (valuing the Beacon Shares using the same methodology as employed under the Arrangement Agreement),

     (iv) for Damages exceeding the aggregate value of the Beacon Shares issued to such Shareholder (valuing the Beacon Shares using the same methodology employed under the Arrangement Agreement).

     (v) subject to the limitations set forth in this Section 1.4, in excess of the Shareholder's proportionate share of Damages resulting from the Shareholder's indemnification obligations set forth in Section 1.1 above. Beacon and NxtPhase agree that in the event of a claim for Damages resulting from a breach of paragraph (d) of Exhibit A, such claim for Damages shall be against all NxtPhase shareholders who have signed letter agreements for their pro-rata share of the Damages and Beacon shall not be permitted to selectively prosecute the Shareholder for its proportionate share of Damages. If Beacon or NxtPhase fail to prosecute all NxtPhase shareholders in accordance with the foregoing or settles, abandons, waives or compromises such claims, the Shareholder's proportionate share of Damages will be proportionately adjusted.

     For greater clarity, the Shareholder will not be jointly and severally liable for Damages owing by any other NxtPhase shareholder either for breaches relating to such other shareholder's title to its NxtPhase Shares, breaches of any agreement between such other shareholder and Beacon or NxtPhase, or for such other claim for Damages resulting from a breach of this Letter Agreement.

     (b) No Indemnifying Shareholder shall have any right of contribution against NxtPhase or the surviving corporation after the Effective Date.

     (c) Recovery against the aggregate number of Beacon Shares issued to the Shareholder pursuant to the Arrangement Agreement will be the sole and exclusive remedy for satisfaction of indemnification. After exhaustion of the Shareholder's indemnity, Beacon hereby agrees not to take, directly or indirectly, any action against the Shareholder or any third party that may make a counterclaim against the Shareholder that would exceed the Shareholder's indemnity as provided in this Section 1.4.